Exhibit 10.2
ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”) is made and entered into on this 16th day of August, 2022 (the “Signing Date”) by and among Stronghold Digital Mining LLC, a Delaware limited liability company (“SD Mining”), Stronghold Digital Mining BT, LLC, a Delaware limited liability company (“SD Mining BT”, and together with SD Mining, the “Sellers”), NYDIG ABL LLC, a Delaware limited liability company formerly known as Arctos Credit, LLC (“NYDIG”), The Provident Bank, a Massachusetts savings bank (“BankProv” and together with NYDIG, “Purchasers” and each, a “Purchaser” and together with each Purchaser’s successor, assign and designee, the “Designated Purchaser”), Stronghold Digital Mining, Inc., a Delaware corporation (“Sellers’ Parent”), and Stronghold Digital Mining Holdings, LLC, a Delaware limited liability company (“OpCo” and together with the Sellers and Sellers’ Parent, the “Seller Parties” and each, a “Seller Party”). Each of the Seller Parties and the Purchasers may be referred to individually in this Agreement as a “Party” or collectively as the “Parties”.
RECITALS
WHEREAS, the Seller Parties are engaged in the business of mining Bitcoin using customized equipment (the “Business”);
WHEREAS, Purchasers are engaged in the business of providing financing to third parties seeking to acquire Bitcoin mining equipment;
WHEREAS, (A) SD Mining entered into that certain Master Equipment Finance Agreement, dated as of June 25, 2021, by and between NYDIG as lender (together with its successors and assigns in such capacity (including BankProv), the “Mining Lenders”) and SD Mining, as borrower (as the same has been (i) amended by that certain First Amendment to Master Equipment Finance Agreement, dated as of January 31, 2022, (ii) supplemented by the SD Mining Loan Schedules and (iii) further amended, amended and restated, restated, supplemented or otherwise modified from time to time, including all exhibits, appendices, annexes and schedules thereto entered into from time to time, the “SD Mining Equipment Finance Agreement”) and (B) SD Mining BT entered into that certain Master Equipment Finance Agreement, dated as of December 15, 2021, by and between NYDIG as lender (together with its successors and assigns in such capacity (including BankProv), the “BT Lenders” and together with the Mining Lenders, the “Lenders” and each, a “Lender”) and SD Mining BT as borrower (as the same has been (i) supplemented by the SD Mining BT Loan Schedules and (ii) further amended, amended and restated, restated, supplemented or otherwise modified from time to time, including all exhibits, appendices, annexes and schedules thereto entered into from time to time, the “SD Mining BT Equipment Finance Agreement” and together with the SD Mining Equipment Finance Agreement, the “Equipment Finance Agreements, pursuant to which the Lender agreed to provide financing on a secured basis to the Sellers to enable the Sellers to enter into contracts to purchase and purchase items of equipment and other personal property;
WHEREAS, the Seller Parties have deemed it in their best interest to discontinue the line of business related to the Equipment Finance Agreements and dispose of all of Sellers’ operating assets in the manner described herein;
WHEREAS, following a commercially reasonable process in which the Seller Parties obtained multiple quotes for the equipment and other assets of the Sellers, the Sellers agreed to sell and the Purchasers agreed to purchase (or have a designee of such Purchasers acquire through purchase) the Assets as defined and described in Section 1.1 below in one or more private dispositions on the terms of this Agreement for the consideration described below in Article II of this Agreement as a component part of the disposition of the entire operating assets of each of the Sellers;
WHEREAS, as of the date hereof, the Sellers owe no less than the amount of principal, interest, and fees under the Equipment Finance Agreements and related Loan Schedules set forth next to such Lender’s name on Schedule 1.1(a) (the amounts of indebtedness in respect of NYDIG, the “NYDIG Debt” and in respect of BankProv, the “BankProv Debt” and collectively, the “Debt”) plus certain other fees, expenses or disbursements of the Lenders and the Purchasers incurred in connection with the Equipment Finance Agreements and the negotiation, enforcement and execution of the terms of this Agreement as set forth herein;
WHEREAS, the Assets (as defined below) as of the date of this Agreement are located in various locations as more particularly described on Schedule 1.1(a) and in order to facilitate the private disposition and other transactions contemplated by this Agreement (the “Transaction”), each of the Purchasers, the Sellers and the Sellers’ Parent desire to make certain representations, warranties, covenants and agreements in connection with the Transaction and to prescribe certain conditions to the consummation thereof as set out herein; and
WHEREAS, for U.S. federal (and applicable state and local) income tax purposes, the Parties intend that the Transaction be treated as a taxable transaction subject to Section 1001 of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, in consideration of the premises hereof (which each of the Parties agree are hereby incorporated into and made a part of their agreement herein) and of the mutual covenants and agreements herein set forth, intending to be legally bound, the Parties hereby each agree as follows:
ARTICLE I
Assets; Excluded Liabilities
Section 1.1.Sale and Purchase of Assets. Each of the Sellers hereby agrees to sell, transfer, assign, convey and deliver to the relevant Purchaser(s) (or their designees described in the related Milestone Schedule for the Master Bill of Sale) on the relevant Milestone Date(s) and, subject to the relevant Purchaser’s determination that each of the relevant conditions precedent of the relevant Seller Parties as further described in Article VI below have been satisfied or waived, each Purchaser hereby on its own behalf agrees with the relevant Sellers to purchase and receive at the time, place and location described in the Milestone Schedule to the Master Bill of Sale relating to such Milestone Date, all right, title and interest of the Sellers in and to the Assets (other than the Excluded Assets (as defined below)), free and clear of all Encumbrances. It being understood that with respect to the Equipment and Purchased Contracts, and related rights, claims and entitlements relating thereto, the purchase and sale of such Assets shall be as more particularly described in the Milestone Schedule to the Master Bill of Sale for such Assets and the conditions precedent specific to such Milestone of the Transaction shall be specific to the Purchaser whose name is set forth beside such Assets and Loan Schedule on Schedule 1.1(a) hereto. It being further understood that title to those Assets shall only occur following the Inspection (as defined below) and the relevant Purchaser confirming its satisfaction (or waiver) of all such conditions precedent relating to such Transaction by countersigning the Milestone Schedule to the Master Bill of Sale relating thereto.
Section 1.2.Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Sellers shall retain, and shall not be obligated to sell, transfer, assign, convey or deliver, any of their rights, title, or interests in the Excluded Assets. For purposes of this Agreement, the “Excluded Assets” shall mean the assets of the Sellers that are not the Assets, which Sellers represent are not a part of their operating assets and are immaterial to conduct of Sellers’ businesses.
Section 1.3Assumed Liabilities. Subject to the terms and conditions set forth herein, Purchasers shall only assume and agree to pay, perform and discharge such obligations arising from or in connection with the Assets from and after the applicable Milestone Date, except that Purchasers shall not assume or agree to pay, discharge or perform any liabilities or obligations arising out of any breach by Sellers under or in connection with the Assets (the “Assumed Liabilities”).
Section 1.4Excluded Liabilities. Notwithstanding the provisions of Section 1.3 or any other provision in this Agreement to the contrary, after the Closing, no Purchaser shall assume or cause to be assumed, or be deemed to have assumed or caused to have assumed or be liable, and shall not be responsible to pay, perform or discharge any Liabilities of Sellers or any of their Affiliates or arising from or in connection with the Assets, of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Each of the Seller Parties shall, and shall cause each of their Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:
(a)any Liabilities of Sellers arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Equipment Finance Agreements, the Ancillary Documents and the Transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;
(b)subject to any other provision of this Agreement (including Section 7.1), any Liability for (i) Income Taxes imposed on such Sellers and (ii) Asset Taxes in respect of the applicable Assets on a Milestone Schedule allocable to any Tax period (or portion thereof) ending on or prior to the applicable Milestone Date (including any Taxes partly attributable to a pre-Milestone Date period and any successor or derivative liability for such Taxes arising from the transfer of assets not in the ordinary course of business);
(c)any Liabilities relating to or arising out of the Excluded Assets;
(d)any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the Business or Assets to the extent such Action relates to such operation on or prior to the applicable Milestone Date; and
(e)any Liabilities under the Excluded Contracts or any other contracts, (i) which are not validly and effectively assigned to Purchasers pursuant to this Agreement; (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement; or (iii) to the extent such Liabilities arise out of or relate to a breach by Sellers (or any other Seller Parties or other members or Affiliates of the Seller Parties) of such contracts prior to Closing.
ARTICLE II
Purchase Price; Representations and Warranties of the Purchasers
Section 2.1.Purchase Price. Each Purchaser hereby agrees that the consideration paid by the relevant Purchaser(s) for the sale, contribution, transfer, assignment, conveyance and delivery of the Assets relating to such Loan Schedule(s) for such Purchaser described on Schedule 1.1(a) hereto and in the related Milestone Schedule of the Master Bill of Sale, which is a component part of the disposition of the entire operating assets of Sellers, shall be an assignment by the relevant Purchaser back to the relevant Seller of the amount of Debt owed by the Seller on the corresponding Equipment Finance Agreement Schedule (as defined in the relevant Equipment Finance Agreement) (or in the case of the partial satisfaction of a Loan Schedule or Equipment Finance Agreement, the portion of the Debt described on the related Milestone Schedule of the Master Bill of Sale) and the simultaneous forgiveness, reduction and release of the same amount of Debt by the relevant Seller and Purchaser. It being understood that if, following the Inspection, the applicable Purchaser determines that only a portion of the Equipment will be accepted and conveyed pursuant to the related Milestone Schedule of the Master Bill of Sale, then the consideration and corresponding reduction of Debt shall be limited to that lesser amount agreed between the relevant Purchaser and the relevant Seller and such amount will be documented in the Milestone Schedule of the Master Bill of Sale and in a corresponding amendment to the related Loan Schedule and Equipment Finance Agreement without the requirement to obtain further consent from any other Purchaser or Seller Party; provided, however, if such Purchaser is BankProv, upon giving effect to such partial reduction, BankProv and the Seller Parties shall promptly give NYDIG notice of the same.
Section 2.2.Representations and Warranties of the Purchasers. Each Purchaser, represents and warrants to the Seller Parties that the statements in this Section 2.2 are true, correct and complete as of the Signing Date and at and as of each Milestone Date:
(a)Organization and Authority of Purchaser; Enforceability. NYDIG is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. BankProv is a savings bank duly organized, validly existing and in good standing under the laws of the state of Massachusetts. Each Purchaser has all requisite corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the Transactions contemplated hereby. The execution, delivery and performance by each Purchaser of this Agreement and the documents to be delivered hereunder and the consummation of the Transactions contemplated hereby have been duly authorized by all necessary action on the part of each Purchaser. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by each Purchaser, and this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of each Purchaser, enforceable against each Purchaser in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
(b)Assigned Interest. Each Purchaser in its capacity as Lender represents and warrants that (i) as of the date of this Agreement it is the legal and beneficial owner of all of the Debt evidenced by the Loan Schedules set forth next to its name on Schedule 1.1(a) (the “Assigned Interest”) and, since the date of this Agreement, other than the assignments of Debt pursuant to the terms of this Agreement and the related Master Bill of Sale, such Purchaser has made no other assignments, participations or otherwise disposed of any portion of such Debt, and (ii) except for the liens created hereby and the restrictions created by the terms of the Equipment Finance Documents, such Debt is held by such Purchaser in its capacity as Lender free and clear of any other lien or encumbrances.
(c)Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Purchaser.

(d)Full Disclosure. None of the representations or warranties made by a Purchaser in this Section 2.2 contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.
ARTICLE III
Representations and Warranties of the Sellers
Each of the Sellers represent and warrant to each of the Purchasers that the statements in this Article III are true, correct and complete as of the Signing Date and at and as of each Milestone Date:
Section 3.1.Organization and Authority of Sellers; Enforceability. Each Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Each Seller has all requisite limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the Transactions contemplated hereby. The execution, delivery and performance by each Seller of this Agreement and the documents to be delivered hereunder and the consummation of the Transactions contemplated hereby have been duly authorized by all necessary action on the part of each Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by each Seller, and this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
Section 3.2.No Conflicts; Consents. The execution, delivery and performance by each Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the Transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of organization, operating agreement or other organizational documents of either Seller; (b) violate or conflict with any Order, statute, law, ordinance, rule or regulation applicable to either Seller or the Assets; (c) materially conflict with, or result in (with or without notice or lapse of time or both) any material violation of, or material default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which either Seller is a party or to which any of the Assets are subject or under any Purchased Contracts; or (d) result in the creation or imposition of any Encumbrance on the Assets, except where the conflict, violation, default, termination, cancellation, modifications, acceleration or Encumbrance would not, individually or in the aggregate, have a Material Adverse Effect on the Assets or the Sellers’ ability to consummate the Transactions contemplated hereby on a timely basis. Except as set forth on Schedule 3.2, no consent, approval, waiver or authorization is required to be obtained by the Sellers from any Person (including any Governmental Authority) in connection with the execution, delivery and performance by the Sellers of this Agreement and the consummation of the Transactions contemplated hereby, except where such consents, approvals, waivers or authorizations which would not, in the aggregate, have a Material Adverse Effect on the Assets or the Sellers’ ability to consummate the Transactions contemplated hereby on a timely basis.
Section 3.3.Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers.

Section 3.4.Purchased Contracts. Each Purchased Contract is valid and binding on each applicable Seller in accordance with its terms and is in full force and effect. Neither Seller nor, to either Seller’s knowledge, any other party thereto is in material breach of or default under (or is alleged in writing to be in material breach of or default under), or has provided or received any written notice of any intention to terminate, any Purchased Contract. Complete and correct copies of each Purchased Contract have been made available to Purchasers.
Section 3.5.Stronghold Retained Contracts. Each contract to which one or more of the Sellers is, or as of the Signing Date was, a party, other than the Purchased Contracts, is identified on Schedule 3.5 attached hereto (collectively, the “Stronghold Retained Contracts”). Each of the Stronghold Retained Contracts, including all rights and obligations thereunder, have been assigned by the applicable Seller pursuant to Schedule 3.5 to one or more subsidiaries of Sellers’ Parent (the “Internal Assignment”) and, to the extent required, the consent of the applicable counterparty and any necessary third parties, and Sellers do not retain any rights or obligations with respect to the Stronghold Retained Contracts.
Section 3.6.Taxes. Solely to the extent an inaccuracy of the following representations in this Section 3.6 would either result in a lien on any of the Assets, the imposition or creation of any successor or derivative liability for the Taxes of Sellers or measured by the Taxes owed by Sellers, or the imposition of a Tax liability on the applicable Purchasers:
(a)All returns and reports with respect to Taxes, including any U.S. income and all state and local income, franchise, sales, use, gross receipts, excise, ad valorem property and other material tax returns, required to be filed by or on behalf of the Sellers or any of their subsidiaries have been duly and timely filed with the appropriate governmental and regulatory authorities in all jurisdictions in which such Tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings) and each such Tax return is, in all material respects, true, correct, complete, accurate and prepared in accordance with applicable law, and the amounts reflected as due on or with respect to such filings have been paid. All Taxes, including any income and other material taxes required to be paid by or on behalf of the Sellers or any of their subsidiaries (whether or not shown as due on any tax return) have been fully and timely paid, except to the extent such Taxes are being contested in good faith by appropriate proceedings and for which an adequate reserve, in accordance with GAAP, has been established in the unaudited consolidated balance sheet of the Sellers. The Sellers and their subsidiaries have timely deducted and withheld, and paid to the appropriate governmental regulatory authority, all material amounts of Taxes required to have been deducted, withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor or other third party and have complied in all material respects with all applicable Tax return filing and information reporting obligations with respect thereto. No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes, including any U.S. Taxes and all other material amount of Taxes (including any applicable statute of limitation), has been executed or filed with any governmental or regulatory authority or otherwise agreed to by or on behalf of the Sellers or any of their subsidiaries for which such period (after giving effect to such extension or waiver) has not expired.
(b)All material deficiencies asserted or assessments made as a result of any examinations by any governmental or regulatory authority of the Taxes or Tax returns of or covering or including the Borrower or any of its subsidiaries have been fully paid. There is no audit, claim, action, suit, proceeding or investigation in progress or pending with respect to Sellers or any of their subsidiaries in respect of any material amount of Taxes in any jurisdiction and none of the Sellers nor any of their subsidiaries has been informed in writing of the commencement or anticipated commencement of any such activity.
(c)No Seller has any presence nor has any Seller taken any actions with respect to a jurisdiction as would give rise to a claim, and no claim has been made, in writing by any governmental or regulatory authority in a jurisdiction where the Sellers or any of their subsidiaries do not file a particular type of Tax returns or pay a particular type of Tax that the Sellers or any of their subsidiaries is or may be subject to such Tax or required to file such Tax return in such jurisdiction.
(d)None of the Sellers nor any of their subsidiaries has or has ever had any liability for the Taxes of any other Person (other than pursuant to contracts and agreements entered into in the ordinary course of business and that do not primarily relate to Taxes).
(e)None of the Sellers nor any of their subsidiaries is a party to any “reportable transaction” within the meaning of Section 1.6011-4 of the Treasury Regulations.
(f)Each of the Sellers is, and has been at all times since its formation, treated as a disregarded entity for Income Tax purposes, including U.S. federal, state and local income tax purposes.
(g)The Sellers are not a “United States real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “IRC”).
Section 3.7.Litigation; Solvency.
(a) [RESERVED]
(b)There are no pending or, to the knowledge of either Seller, threatened lawsuits or claims relating to the Assets or the Business, except as provided on Schedule 3.7(b). Neither Seller is in material default under any Order applicable to such Seller.
(c)After giving effect to the Transactions and the Internal Assignment, each of the Sellers will be Solvent. No insolvency proceedings of any kind have been filed against either Seller. There has been no request by either Seller or to the knowledge of either Seller, by any third party for, nor has there been issued, any receivership, liquidation or winding up decree against it, whether temporary or permanent; nor has any legal, administrative or other proceeding concerning the receivership, liquidation or winding up of either Seller been commenced by such Seller or to the knowledge of either Seller by a third party. No transfer of property is being made by any Seller and no obligation is being incurred by any Seller in connection with the Transactions and the other transactions contemplated by this Agreement with the intent to hinder, delay, or defraud either present or future creditors of any Seller, the Sellers’ Parent or any subsidiary thereof.

Section 3.8.Title; Sufficiency of Assets.
(a)The Sellers, as applicable, are the sole and exclusive owners of, and have good, exclusive and transferable title to, all of the Assets, and have the exclusive power to sell the Assets, in each case, free and clear of all Encumbrances.
(b)At each Milestone, the Purchaser (or Purchaser’s Designee) as described in the related Milestone Schedule to the applicable Master Bill of Sale will obtain good and valid title to the Assets described therein, free and clear of all Encumbrances and such Purchaser shall be able to use the Assets described therein and exercise, and enjoy the benefits of, such Assets in a manner that is the same in all material respects as the Seller or Sellers that delivered such Assets prior to the consummation of such Milestone without infringing the rights of any third party.
Section 3.9.No Other Claim or Encumbrance Holders.
(a)Neither the Sellers nor any member or any Affiliate thereof has received an authenticated notification of a claim of interest in any of the Assets as contemplated under § 9-621(a)(1) of the Uniform Commercial Code (“UCC”) as adopted in the State of Delaware (“DE UCC”) or any other equivalent sections of any other applicable UCC at any time on or prior to the acceptance, execution and delivery of this Agreement.
(b)Other than the Purchasers, no Person holds (i) a claim or an interest in any of the Assets as contemplated under § 9-620(a)(2) of the DE UCC or any other equivalent sections of any other applicable UCC or (ii) a security interest in any of the Assets that is subordinate to each Purchaser’s security interest therein as contemplated under § 9-620(a)(2)(B) of the DE UCC or any other equivalent sections of any other applicable UCC.
(c)No secured party or lienholder (other than Purchasers) held a security interest in or other Encumbrance on any of the Assets that was perfected by the filing of a financing statement (or equivalent) that (i) identified any of the Assets, (ii) was indexed under either of the Seller’s names as of such date, and (iii) was filed in the office or offices in which to file a financing statement (or equivalent) against either Seller covering any of the Assets, in each case, as contemplated by § 9-621(a)(2) of the DE UCC or any other equivalent sections of any other applicable UCC.
(d)There is no Person (other than Purchasers) whom this Agreement was required to be sent pursuant to § 9-621(a)(2) of the DE UCC or any other equivalent sections of any other applicable UCC in connection with the Transactions contemplated herein.
(e)There is no secured party (other than the Purchasers) that held a security interest in any of the Assets perfected by compliance with a statute, regulation, or treaty described in § 9-311(a) of the DE UCC or any other equivalent sections of any other applicable UCC.
(f)There is no Person (other than the Purchasers) to whom this Agreement is or was required to be sent pursuant to § 9-621(a) of the DE UCC or any other equivalent sections of any other applicable UCC.
Section 3.10.[RESERVED].

Section 3.11.Interested Party Transactions. No Interested Party: (i) is a party to any Purchased Contract (whether written or oral), (ii) has any legal or beneficial interest in or to any Asset or Assumed Liabilities, or (iii) has any claim or suit against or with respect to any Assets or Assumed Liabilities.
Section 3.12.Anti-Corruption and Anti-Money Laundering; Export Control.
(a)No Seller, its respective managers, officers, members (or, to the knowledge of either Seller), agents, consultants, employees or any other persons authorized to act on their behalf in connection with any Asset or the Business has made, offered, promised, authorized or otherwise taken, directly or indirectly, any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of the payment, of any gift, money, payment, contribution or anything of value to any Person to secure any improper advantage, to expedite performance of a routine action by a Governmental Authority or obtain or retain business or any other favorable action, that would cause such Seller to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, or applicable provisions of the U.S. Bank Secrecy Act and its implementing regulations or the USA PATRIOT Act 2001 and equivalent laws in other jurisdictions applicable to Sellers (“Anti-Corruption and Anti-Money Laundering Laws”). No Seller, its respective managers, officers, members (or to the knowledge of either Seller), agents, consultants, employees or any other persons authorized to act on their behalf is the subject of, or was ever the subject of any investigation by, or has received a request for information from any Governmental Authority regarding any Anti-Corruption and Anti-Money Laundering Laws in connection with any Asset or the Business and, to the knowledge of either Seller, there are no grounds for any of the foregoing. Neither Seller has been approached (either in writing or orally) by any Governmental Authority, with an allegation that Seller was or is in violation of any applicable Anti-Corruption and Anti-Money Laundering Laws in connection with any Asset or the Business.
(b)Each Seller has at all times conducted its export and re-export transactions in accordance with all applicable import/export controls in countries in which such Seller conducts the Business. Without limiting the foregoing, (i) each Seller has obtained all export and import licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings with any Governmental Authority required for the export, import, re-export and release of products, services and technologies connected to the Business to foreign nationals located abroad (“Approvals”); (ii) each Seller is in compliance with the terms of all applicable Approvals; (iii) there are no pending or, to either Seller’s knowledge, threatened claims against such Seller with respect to such Approvals or export or re-export transactions; and (iv) the Business as currently conducted does not involve the use or development of, or engaging in, technology whose development, commercialization or export is restricted under applicable law, and the Business as currently conducted does not require either Seller to obtain a license from any Governmental Authority regulating the development, commercialization or export of technology.
Section 3.13.Insurance. (a) All insurance policies of the Sellers relating to or primarily covering the Assets (each, an “Insurance Policy” and, collectively the “Insurance Policies”) are in full force and effect in all material respects, (b) the Insurance Policies are maintained by the Sellers in such amounts and against such risks as is sufficient to comply with applicable law, (c) are of a commercially reasonable nature, maintained with financially sound and reputable insurance companies and insure against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business as the Business, (d) the applicable insured parties have complied with the provisions of such Insurance Policies in all material respects, and (e) since December 31, 2021, Sellers have not received any written notice regarding (i) the cancellation or invalidation of any of the existing Insurance Policies or (ii) any refusal of coverage under, or any rejection of any material claim under, any such Insurance Policies.
Section 3.14.Full Disclosure. None of the representations or warranties made by the Sellers in this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.
Section 3.15.Process to Transaction. Management for the Sellers requested quotes from third-party, industry-reputable sources and determined that the Equipment were worth substantially less than the Debt. Management for each Seller determined, based on their view of the current and future business environment, the immediate needs of the Sellers and the fact that Sellers’ Parent had determined that it was no longer feasible to supply power in accordance with past terms and conditions, that it would not be beneficial for Sellers to continue to utilize the Equipment for the mining of Bitcoin taking into account, among other things, the cost of mining, the financial position of the Sellers, the attributes of the Equipment, the value of the Equipment and the associated Debt. The board of directors of Seller’s Parent and the managing member or sole member of each Seller determined, after taking into account the results of efforts by management for each Seller to explore with the Purchasers and other stakeholders alternative transactions in respect of the Sellers and the Equipment, that the execution of this Agreement and the consummation of the Transactions was in the interests of each Seller Party.
Section 3.16.Condition of Equipment. As of each Milestone Date and with respect to the Equipment conveyed to the applicable Purchaser as of such Milestone Date, (i) if the Equipment has been in operation and hashing as of the Signing Date, such Equipment is operating in accordance with industry standard for miners with similar hashrates that have been hashing for like time and less than 4% of such Equipment shall be deficient or inoperative, (ii)  if the Equipment was previously hashing but is not hashing as of the Signing Date, such Equipment is operating materially consistent with such prior operational and hashing metrics and less than 4% of such Equipment shall be deficient or inoperative, and (iii) if such Equipment is new and has not been unpacked, installed or operating, such Equipment is operative in accordance with industry standards applicable for new miners with similar hashrates and less than 4% of such Equipment shall be deficient or inoperative. As of the last Milestone Date for each Purchaser, with respect to all the Equipment conveyed to such Purchaser pursuant to this Agreement, there shall not be a number of deficient or inoperative miners that is higher than 4% of the total miners conveyed to such Purchaser pursuant to this Agreement. To the extent there is a valid warranty policy relating to the replacement or repair of any such inoperative Equipment, Purchaser (or its designee) agrees to first pursue, and Seller Parties agree to cooperate in respect of, a claim under such warranty policy prior to exercising any other replacement or repair rights pursuant to this Agreement.
ARTICLE IV
Representations and Warranties of Sellers’ Parent and OpCo

Section 4.1.Representations and Warranties of Sellers’ Parent. Sellers’ Parent represents and warrants to each of the Purchasers that the statements in this Section 4.1 are true, correct and complete as of the Signing Date and at and as of each Milestone Date:
4.1.1.Organization and Authority of Sellers’ Parent; Enforceability. Sellers’ Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Sellers’ Parent has all requisite corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the Transactions contemplated hereby. The execution, delivery and performance by Sellers’ Parent of this Agreement and the documents to be delivered hereunder and the consummation of the Transactions contemplated hereby have been duly authorized by all necessary action on the part of Sellers’ Parent. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Sellers’ Parent, and this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Sellers’ Parent, enforceable against Sellers’ Parent in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
4.1.2.No Conflicts; Consents. The execution, delivery and performance by Sellers’ Parent of this Agreement and the documents to be delivered hereunder, and the consummation of the Transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Sellers’ Parent; (b) violate or conflict with any Order, statute, law, ordinance, rule or regulation applicable to Sellers’ Parent or the Assets; (c) materially conflict with, or result in (with or without notice or lapse of time or both) any material violation of, or material default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Sellers’ Parent is a party or to which any of the Assets are subject or under the Purchased Contracts; or (d) result in the creation or imposition of any Encumbrance on the Assets, except where the conflict, violation, default, termination, cancellation, modifications, acceleration or Encumbrance would not, individually or in the aggregate, have a Material Adverse Effect on the Assets or the Sellers’ Parent’s ability to consummate the Transactions contemplated hereby on a timely basis. No consent, approval, waiver or authorization is required to be obtained by the Sellers’ Parent from any Person (including any Governmental Authority) in connection with the execution, delivery and performance by the Sellers’ Parent of this Agreement and the consummation of the Transactions contemplated hereby, except where such consents, approvals, waivers or authorizations which would not, in the aggregate, have a Material Adverse Effect on the Assets or the Sellers’ Parent’s ability to consummate the Transactions contemplated hereby on a timely basis.
4.1.3.Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers’ Parent.
4.1.4.Full Disclosure. None of the representations or warranties made by the Sellers’ Parent in this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.
4.1.5.Process to Transaction. Management for the Sellers’ Parent requested quotes from third-party, industry-reputable sources and determined that the Equipment were worth substantially less than the Debt. The board of directors of Sellers’ Parent determined, based on their view of the current and future business environment, the immediate needs of the Sellers and the fact that Sellers’ Parent had determined that it was no longer feasible to supply power in accordance with past terms and conditions, that it would not be beneficial for Sellers to continue to utilize the Equipment for the mining of Bitcoin taking into account, among other things, the cost of mining, the financial position of the Sellers, the attributes of the Equipment, the value of the Equipment and the associated Debt. The board of directors of Sellers’ Parent determined, after taking into account efforts by its management to explore with the Purchasers and other stakeholders alternative transactions in respect of the Sellers and the Equipment, that the execution of this Agreement and the consummation of the Transactions to dispose of the entire operating assets of the Sellers was in the interests of each Seller Party.

4.1.6.Litigation; Solvency.
(i)[RESERVED]
(ii)Other than such as have been obtained or will be obtained before a Milestone, no consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or a party to any Purchased Contract with either Seller, is required by, or with respect to, such Seller in connection with the execution and delivery of this Agreement or the consummation of the Transactions.
(iii) There are no pending or, to the knowledge of Sellers’ Parent, threatened lawsuits or claims relating to the Assets or the Business, except as provided on Schedule 3.7(b). Neither Seller is in material default under any Order applicable to such Seller.
(iv)After giving effect to the Transactions, Sellers’ Parent individually and when taken together with its subsidiaries is and will be Solvent. No insolvency proceedings of any kind have been filed against the Sellers’ Parent. There has been no request by the Sellers’ Parent or, to the knowledge of the Sellers’ Parent, by any third party for, nor has there been issued, any receivership, liquidation or winding up decree against it, whether temporary or permanent; nor has any legal, administrative or other proceeding concerning the receivership, liquidation or winding up of the Sellers’ Parent been commenced by the Sellers’ Parent or to the knowledge of the Sellers’ Parent by a third party. No transfer of property is being made by the Sellers’ Parent and no obligation is being incurred by the Sellers’ Parent in connection with the Transactions and the other transactions contemplated by this Agreement with the intent to hinder, delay, or defraud either present or future creditors of the Sellers’ Parent.
4.1.7.The financial statements to be included in the Quarterly Report on Form 10-Q of Sellers’ Parent for the quarterly period ending June 30, 2022, a draft of which was provided to the Purchasers in advance of the Signing Date (“Form 10-Q”), were prepared in conformity with generally accepted accounting principles in effect in the United States (“GAAP”) and fairly present in all material respects the consolidated financial position of Sellers’ Parent as of the date thereof. As of the Signing Date, since the date of such financial statements, except in each case as otherwise disclosed to the Purchasers, Sellers’ Parent and its subsidiaries have not transferred any material assets or incurred any material liabilities outside of their ordinary course of business other than as the result of the Transactions.
Section 4.2.Representations and Warranties of OpCo. OpCo represents and warrants to each of the Purchasers that the statements in this Section 4.2 are true, correct and complete as of the Signing Date and at and as of each Milestone Date:
4.2.1.Organization and Authority of OpCo; Enforceability. OpCo is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. OpCo has all requisite corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the Transactions contemplated hereby. The execution, delivery and performance by OpCo of this Agreement and the documents to be delivered hereunder and the consummation of the Transactions contemplated hereby have been duly authorized by all necessary action on the part of OpCo. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by OpCo, and this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of OpCo, enforceable against OpCo in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
4.2.2.No Conflicts; Consents. The execution, delivery and performance by OpCo of this Agreement and the documents to be delivered hereunder, and the consummation of the Transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, operating agreement, or other organizational documents of OpCo; (b) violate or conflict with any Order, statute, law, ordinance, rule or regulation applicable to OpCo or the Assets; (c) materially conflict with, or result in (with or without notice or lapse of time or both) any material violation of, or material default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which OpCo is a party or to which any of the Assets are subject or under the Purchased Contracts; or (d) result in the creation or imposition of any Encumbrance on the Assets, except where the conflict, violation, default, termination, cancellation, modifications, acceleration or Encumbrance would not, individually or in the aggregate, have a Material Adverse Effect on the Assets or OpCo’s ability to consummate the Transactions contemplated hereby on a timely basis. No consent, approval, waiver or authorization is required to be obtained by OpCo from any Person (including any Governmental Authority) in connection with the execution, delivery and performance by OpCo of this Agreement and the consummation of the Transactions contemplated hereby, except where such consents, approvals, waivers or authorizations which would not, in the aggregate, have a Material Adverse Effect on the Assets or OpCo’s ability to consummate the Transactions contemplated hereby on a timely basis.
4.2.3.Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions contemplated by this Agreement based upon arrangements made by or on behalf of OpCo.
4.2.4.Full Disclosure. None of the representations or warranties made by OpCo in this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.
4.2.5.Process to Transaction. Management for OpCo requested quotes from third-party, industry-reputable sources and determined that the Equipment were worth substantially less than the Debt. The managing member of OpCo determined, based on their view of the current and future business environment, the immediate needs of the Sellers and the fact that OpCo had determined that it was no longer feasible to supply power in accordance with past terms and conditions, that it would not be beneficial for Sellers to continue to utilize the Equipment for the mining of Bitcoin taking into account, among other things, the cost of mining, the financial position of the Sellers, the attributes of the Equipment, the value of the Equipment and the associated Debt. The board of directors of Seller’s Parent, which is the managing member of OpCo, determined, after taking into account efforts by OpCo’s management to explore with the Purchasers and other stakeholders alternative transactions in respect of the Sellers and the Equipment, that the execution of this Agreement and the consummation of the Transactions was in the interests of each Seller Party.
4.2.6.Litigation; Solvency.
(i)[RESERVED]
(ii)Other than as have been previously obtained or will be obtained before the first Milestone, no consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or a party to any Purchased Contract with either Seller, is required by, or with respect to, such Seller in connection with the execution and delivery of this Agreement or the consummation of the Transactions.
(iii)There are no pending or, to the knowledge of OpCo, threatened lawsuits or claims relating to the Assets or the Business, except as provided on Schedule 3.7(b). Neither Seller is in material default under any Order applicable to such Seller.
(iv)Both immediately before and after giving effect to the Transactions, OpCo individually and when taken together with its subsidiaries is and will be Solvent. No insolvency proceedings of any kind have been filed against OpCo. There has been no request by OpCo or, to the knowledge of OpCo, by any third party for, nor has there been issued, any receivership, liquidation or winding up decree against it, whether temporary or permanent; nor has any legal, administrative or other proceeding concerning the receivership, liquidation or winding up of OpCo been commenced by OpCo or to the knowledge of OpCo by a third party. No transfer of property is being made by OpCo and no obligation is being incurred by OpCo in connection with the Transactions and the other transactions contemplated by this Agreement with the intent to hinder, delay, or defraud either present or future creditors of OpCo.
4.2.7.Condition of Equipment. As of each Milestone Date and with respect to the Equipment conveyed to the applicable Purchaser as of such Milestone Date, (i) if the Equipment has been in operation and hashing as of the Signing Date, such Equipment is operating in accordance with industry standard for miners with similar hashrates that have been hashing for like time and less than 4% of such Equipment shall be deficient or inoperative, (ii)  if the Equipment was previously hashing but is not hashing as of the Signing Date, such Equipment is operating materially consistent with such prior operational and hashing metrics and less than 4% of such Equipment shall be deficient or inoperative, and (iii) if such Equipment is new and has not been unpacked, installed or operating, such Equipment is operative in accordance with industry standards applicable for new miners with similar hashrates and less than 4% of such Equipment shall be deficient or inoperative. As of the last Milestone Date for each Purchaser, with respect to all the Equipment conveyed to such Purchaser pursuant to this Agreement, there shall not be a number of deficient or inoperative miners that is higher than 4% of the total miners conveyed to such Purchaser pursuant to this Agreement.
ARTICLE V
Signing and Milestone Deliverables of Sellers and Purchasers
Section 5.1.On or prior to the Signing Date: The Purchasers shall have received evidence in form and substance satisfactory to each of the Purchasers in their sole discretion that each of the following conditions precedent have been satisfied:
(a)Seller Parties shall have executed and delivered, or cause to have been executed and/or delivered, the following:
(i)[Reserved]
(ii)a certificate of the Secretary (or equivalent officer) of each Seller Party certifying as to (i) the resolutions of the board of managers (or equivalent governing body) of each Seller Party, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the Transactions contemplated hereby, in form and substance reasonably satisfactory to Purchasers; and (ii) the names and signatures of the officers of each Seller Party authorized to sign this Agreement and the documents to be delivered hereunder;

(iii)[Reserved]
(iv)consents listed on Schedule 3.2 under the header “Pre-Signing Consents,” each in form and substance reasonably acceptable to Purchasers;
(v)a release from each of the Persons listed on Schedule 6.1(f) attached hereto, in form and substance reasonably acceptable to Purchasers; and
(vi)evidence in form and substance satisfactory to the Purchasers and the Lenders that the Seller Parties have paid or will pay on the Signing Date any and all fees and expenses of the Purchasers related to the Transactions, including reasonable and documented attorneys’ fees of the Purchasers and the Lenders incurred in connection with the Equipment Finance Agreements, the negotiation and execution of this Agreement and Transactions incurred on or prior to the Signing Date (including, without limitation, the fees, disbursements and expenses of Sidley Austin LLP and White & Case LLP to the extent a written invoice is provided prior to the Signing Date and in an amount not to exceed $1.0 million per each law firm (together with the fees and expenses of each local counsel)).
(vii)[Reserved]
(b)Each of the representations and warrantees set forth in Article II, Article III and Article IV shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) on and as of the Signing Date to the same extent as made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall have been true and correct in all respects) on and as of such earlier date.
Section 5.2.On or before the first Milestone Date:
(a)The Sellers and the Purchasers shall have executed and delivered, or cause to be executed and/or delivered, a master bill of sale in the form attached hereto as Exhibit A (the “Master Bill of Sale”);
(b)The applicable Seller Parties shall have executed and delivered to the Purchasers (in form and substance satisfactory to the NYDIG in its capacity as Purchaser) a duly executed Deed of Novation in form and substance reasonably satisfactory to NYDIG (the “Deed of Novation”) effecting the assignment and assumption by SD Mining BT to NYDIG in its capacity as Purchaser (or its designee) of the Bitmain Contract and consent by Bitmain Technologies Limited to such assignment; and
(c)The applicable Seller Parties and their subsidiaries shall have executed and delivered or caused to be executed and delivered (each in form and substance reasonably acceptable to Purchasers):
(i)Consents to the assignments of the Purchased Contracts;
(ii)Each of the consents listed on Schedule 3.2 under the header “Post-Signing Consents,” in form and substance reasonably acceptable to Purchasers; and

(iii)Such other customary instruments of transfer, assumption, filings or documents, each in form and substance reasonably satisfactory to the Purchasers, as may be required to give effect to this Agreement and the Transactions contemplated on such Milestone Date.
(d)Each of the representations and warrantees set forth in Article II, Article III and Article IV shall be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) on and as of the first Milestone Date to the same extent as made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall have been true and correct in all respects) on and as of such earlier date.
Section 5.3.The consummation of the Transaction contemplated under a particular Milestone Schedule for the Master Bill of Sale relating to a particular Loan Schedule or Loan Schedules and related Assets shall occur on the date the applicable Purchaser confirms (in its sole discretion) that each of the following conditions precedent set forth below relating to such Transaction have been satisfied or waived in writing (each, a “Milestone” and such date as it relates to a particular schedule of Assets, a “Milestone Date”):
(a)Sellers shall have executed and delivered, or caused to have been executed and/or delivered, the following:
(i)the applicable Milestone Schedule duly executed by the Sellers after the Equipment has been delivered to the location(s) contemplated in the applicable Milestone Schedule to the Master Bill of Sale , transferring the title of the applicable Equipment to such Purchaser and assigning the amount of the Debt identified in such Milestone Schedule as being owed by the relevant Seller on the Specified Loan Schedule referred to in the related Milestone Schedule to such Master Bill of Sale;
(ii)[Reserved];
(iii)[Reserved];
(iv)evidence in form and substance satisfactory to the Purchasers and the Lenders that the Seller Parties have paid on or prior to such Milestone Date any and all fees and expenses of the Purchasers related to the Transactions, including reasonable and documented attorneys’ fees of the Purchasers and the Lenders incurred in connection with the negotiation and execution of this Agreement, the Transactions and the relevant Milestone occurring on such date (including, without limitation, the fees, disbursements and expenses of Sidley Austin LLP and White & Case LLP to the extent invoiced at least two (2) days prior to the applicable Milestone Date not to exceed the greater of (a) $1.0 million per law firm or (b) $2.0 million in the aggregate (inclusive of any amount paid pursuant to Section 5.1(a)(iv) hereof and in connection with all prior Milestone Dates) (the “Closing Period Fee Cap”)); and
(v)such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Purchasers, as may be required to give effect to this Agreement.
(b)Sellers shall have delivered the applicable Equipment to the applicable Delivery Location or to another location provided by the applicable Purchaser (or their designee) in such applicable Purchaser’s sole discretion.

(c)The applicable Purchaser (or their designee) shall have executed and/or delivered, or caused to have been executed and/or delivered the applicable Milestone Schedule for the Master Bill of Sale referenced in clause (a)(i) herein.
(d)The applicable Purchaser shall have determined that the Seller Parties shall have satisfied each of the conditions in Article VI and the conditions precedent relating to such Milestone, set forth on Exhibit B hereto on or prior to such Milestone Date.
Section 5.4.Notwithstanding anything to the contrary, each Purchaser may determine, following its Inspection pursuant to Section 6.1(f), that the applicable Milestone Date occurs only with respect to a portion of the Equipment, in which instance the applicable parties thereto will agree on the amount of Debt to be set forth in the related Milestone Schedule for the Master Bill of Sale that correspond to the value of such portion of the Equipment. If the date of satisfaction or waiver is not otherwise specified, the Milestone Date for a particular Milestone Schedule for the Master Bill of Sale will be deemed to be the date on which the Purchaser countersigns such Milestone Schedule. With respect to any particular Loan Schedule, only the Purchaser who holds loans under that Loan Schedule shall be required to countersign the applicable Milestone Schedule or confirm satisfaction or waiver with any particular applicable conditions precedent. To the extent a particular Seller and a particular Purchaser agree to consolidate Loan Schedules into a single Milestone Schedule for the Master Bill of Sale or waive or modify any particular conditions precedent, such amendment or waiver shall require only the consent of such Seller and Purchaser and not any of the other Parties hereto.
ARTICLE VI
Conditions Precedent to Obligations
Section 6.1.Conditions Precedent to Purchasers’ Obligations. Each and every obligation of a Purchaser to be performed on the applicable Milestone Date shall be subject to the satisfaction prior to or on such Milestone Date of each of the following conditions, any or all of which may be waived by the applicable Purchaser in writing:
(a)Representations and Warranties True on the Milestone Date. Each of the representations and warranties set forth in Articles III and IV or in any instrument, list, certificate or writing delivered by Seller Parties pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the applicable Milestone Date as though such representations and warranties were made or given on and as of such Milestone Date, subject to, and except for, any changes permitted by the terms of this Agreement or consented to in writing by the applicable Purchaser.
(b)Compliance With Agreement. Notwithstanding clause (c) below, Seller Parties shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement and the Ancillary Agreements which are to be performed or complied with by it prior to or on the applicable Milestone Date.
(c)Compliance with Article V. Seller Parties shall have performed and complied with all of its agreements and obligations in Article V under this Agreement which are to be performed or complied with prior to or on the applicable Milestone Date.
(d)Absence of Litigation. No material litigation shall have been commenced or threatened, and no material investigation by any Governmental Authority shall have been commenced, against the applicable Purchaser, any Seller Party or any of the

Affiliates, officers, directors or managers of any of them, which, in the reasonable judgment of the applicable Purchaser, might materially impair such Purchaser’s title to the Assets applicable to such Purchaser.
(e)Consents and Approvals. Except as otherwise specifically provided in this Agreement, all approvals, consents and waivers that are required to effect the Transactions contemplated hereby shall have been received, and copies thereof shall have been delivered to the applicable Purchaser on or prior to the applicable Milestone Date.
(f)Inspection.    Purchaser has (i) completed a visual physical inspection (the “Inspection”) of all the Equipment delivered on such date to confirm (a) the quantity, type of assets and serial numbers of the Equipment match the description of such Assets on the shipping documents, the related Milestone Schedule and Loan Schedule attached hereto as Schedule 1.1(a) hereto, (b) such Equipment was not externally apparently physically damaged in any material respect on or prior to delivery and (c) such Assets are, in all material respects, in good operating condition and are suitable and adequate for their intended use (clauses (a), (b) and (c), the “Inspection Conditions”); provided, however, that the applicable Purchaser shall complete the Inspection within fourteen (14) days of the applicable Purchaser’s receipt of all the Equipment (plus up to seven (7) additional days if the applicable Seller consents in writing to Purchaser’s written notice requesting such extension, which consent may not be unreasonably withheld, conditioned or delayed) (such fourteen (14) day period, plus any such additional days, the “Inspection Period”). Purchaser will inform Seller of any defects identified or other shortcomings in the Inspection Conditions identified during the Inspection Period that are reasonably likely to materially and adversely affect the operability and/or value of the Equipment, and Seller will use commercially reasonable efforts to promptly deliver to the applicable Purchaser (or its designee) comparable replacement equipment of the same kind, quality and type as the Equipment originally described on Schedule 1.1(a) hereto that was originally intended to be delivered (“Replacement Equipment”) within the time period agreed with such Purchaser for any Equipment that fails the Inspection Conditions; provided, however, that the Sellers will not have any obligation to deliver Replacement Equipment unless and until the value of the Equipment to be replaced as a result of material failures to satisfy Inspection Conditions, based on the Asset values shown on Schedule 1.01(a) hereto, equals a minimum of $173,650.68, with respect to BankProv, and $252,532.33, with respect to NYDIG (as applicable to each Purchaser, a “Basket”), at which point the Sellers’ obligation to deliver Replacement Equipment will only apply to the extent the value of the Assets to be replaced exceeds the Basket of the respective Purchaser. Upon delivery by a Seller of any Replacement Equipment to a Purchaser, such Purchaser shall have seven (7) more business days to complete its Inspection of the Replacement Equipment.
(g)Absence of “Going Concern” Qualification. On or before August 16, 2022, Sellers’ Parent shall have filed with the Securities and Exchange Commission its Form 10-Q. The Form 10-Q should be materially complete and include financial statements for the quarterly period ending June 30, 2022 that shall not be subject to, or include, any “going concern” or like qualification, exception or explanatory paragraph. The Seller Parties shall have provided to Purchasers a copy of the draft financial statements to be included in the Form 10-Q in substantially complete form reasonably in advance of the signing of this Agreement.
Section 6.2.Conditions Precedent to Sellers’ Obligations. Each and every obligation of Sellers to be performed on a specific Milestone Date shall be subject to the Seller’s satisfaction that the applicable Purchaser shall have performed and complied in all material respects with all of its agreements and obligations in Article V under this Agreement which are to be performed or complied with by such Purchaser prior to or on the applicable Milestone Date.

Each Seller by delivering its signature page to a Milestone Schedule and delivering its portion of the Equipment and accepting the related portion of the Debt shall be deemed to have acknowledged receipt of, and consented to and approved such Milestone and each other document, instrument, certificate and deliverable required to be approved by such Seller on such Milestone Date.
ARTICLE VII
Covenants
Section 7.1.Transfer Taxes. The Seller Parties shall, jointly and severally, be responsible for the payment of all transfer, documentary, sales, use, stamp, registration, real property transfer, recording, and other similar Taxes and fees (including any penalties and interest) (collectively, “Transfer Taxes”), if any, payable with respect to the Transactions and shall file all necessary Tax Returns and other documentation with respect thereto; provided, however, that any Transfer Taxes resulting from a Transaction taking place outside of Texas shall be borne 50% by applicable Purchasers, collectively, on the one hand and 50% by Sellers, collectively, on the other hand. Sellers and Purchasers shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable law, the amount of any such Transfer Taxes
Section 7.2.Additional Transaction Related Costs. The Seller Parties shall, jointly and severally, be responsible for the payment of (i) all transportation cost, customs duties and packing and delivery costs relating to Equipment being delivered from the physical location in which the Equipment is located, as set forth in Schedule 1.1(a) attached hereto, (ii) any Losses for damages incurred by any of the Equipment before delivery to the location(s) contemplated in Section 5.3(b) and (iii) any costs associated with the assignment to Purchasers or Purchasers’ designee of any contracts relating to Equipment to be manufactured or to be delivered (the “Equipment Contracts”).
Section 7.3.Equipment Related Matters. The Seller Parties agree (i) to clean and service the Equipment that have been delivered to the applicable Purchaser, (ii) that title to all Equipment will transfer to the applicable Purchaser following the delivery to such Purchaser by the Seller Parties (or their designees) at a location to be determined by such Purchaser in its sole discretion, subject to such Purchaser’s inspection of the Equipment, (iii) that, with respect to all Equipment still in transit from the manufacturer or in customs, (x) all documents of title relating to such Equipment are appropriately transferred to the applicable Purchaser, (y) all custom duties and freight forwarder (and similar) payments will be made and (z) all notices required by such Equipment Contracts with respect to the change in ownership and delivery location will be made, (iv) to ensure that all transfers and assignments of Equipment Contracts will be acknowledged by Bitmain Technologies Limited (or such other Seller or manufacturer, as applicable), and (v) the Seller Parties will bear all risk of loss regarding the Equipment until title to such Equipment has been passed subject to Purchaser’s inspection of the Equipment in accordance with the terms hereof.
Section 7.4.Further Covenants and Conveyances. From time to time following the date hereof, each Party shall and shall cause, using commercially reasonable efforts, their respective Affiliates to execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquaintances and such other instruments and shall, using reasonable efforts, take further actions, as may be reasonably necessary or appropriate to assure fully the other Parties and their respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the respective Parties under this Agreement and to otherwise effectuate the Transaction. Each Party shall use reasonable efforts to perform each of the steps and provide the necessary transition support and make the necessary personnel available to effectuate such transfers and shall take any other actions as and when reasonably required by the other Parties.
Section 7.5.Power of Attorney. Each Seller authorizes each Purchaser, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as such Seller’s true and lawful attorney-in-fact, with power, in its own name or in the name of such Seller, to, in accordance with the terms of this Agreement, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Assets applicable to such Purchaser; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Assets applicable to such Purchaser; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Assets applicable to such Purchaser; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Assets applicable to such Purchaser; and (v) generally, to do, at the option of the applicable Purchaser, and at the Sellers’ expense, at any time, or from time to time, all acts and things which such Purchaser deems necessary to protect, preserve and realize upon the Assets granted to such Purchaser herein in order to effect the intent of this Agreement, as fully and effectually as the Sellers might or could do; and the Sellers hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof.
Section 7.6.Non-Disparagement Clause. Each Seller Party agrees and covenants that it will not directly or indirectly, make, publish or communicate to any Person or in any public forum any defamatory or disparaging remarks, comments, or statements concerning each Purchaser or its businesses, or any of its employees, officers, shareholders, members or advisors, or any member of such Purchaser’s governing body. This Section 7.6 does not, in any way, restrict or impede the Parties from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid Order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or Order. The Seller Parties shall promptly provide written notice of any such Order to the applicable Purchaser.
Section 7.7.Release. Each Seller Party, on behalf of itself and all of its shareholders, members, directors, managers and officers, Affiliates, and shareholders, members, directors, managers and officers of its Affiliates (collectively, the “Seller Party Affiliates”), hereby waives, releases and absolutely and forever discharges (i) each Purchaser, and (ii) the directors, managers, officers and employees of each Purchaser, and any and all of their respective successors and assigns, from and against any and all claims related to the Assets or the Business, that have arisen or will arise due to actions or events that have occurred prior to or at the Final Milestone Date, except for claims relating to, in connection with or arising out of, this Agreement or the Ancillary Agreements.
Section 7.8.No Interference; Forbearance. During the Non-Interference Period, each Purchaser agrees that it shall not foreclose on any of the Assets. Following the Non-Interference Period (as hereinafter defined), the Parties agree that each Purchaser may foreclose at any time on any of the Assets applicable to such Purchaser. No Seller Party shall nor will any of the Seller Party Affiliates contest (A) any sale of the Assets or any other actions taken by such Purchaser (or its designees) before or after the date hereof to perfect, protect, collect or foreclose on the Assets applicable to such Purchaser or (B) the priority, validity and/or enforceability of such Purchasers’ Encumbrance on the Assets applicable to such Purchaser.

Section 7.9.Interim Period. Certain of the Assets are currently located in 1001 Industrial Road, Nesquehoning, PA 18240 (Panther Creek) and 2151 Lisbon Road, Kennerdell, PA 16374 (Scrubgrass) (individually and collectively, the “PA Location”), (the “SD Location”), (the “Bitmain Location”) and (the “HK Location” and together with the PA Location, the SD Location and the Bitmain Location, the “Specified Locations”). The Parties have agreed to enter into this Agreement to facilitate the delivery of title and possession of the Assets from the Specified Locations to a location in the State of Texas or such other location selected by the applicable Purchaser, or its designee, in its sole discretion (“Delivery Location”) and allow the applicable Purchaser (or its designee) to utilize the Assets applicable to such Purchaser upon the delivery of possession at the Delivery Location to continue to mine cryptocurrency and digital currency (“Digital Currency”) with the Assets during the period prior to the transfer of title on the applicable Milestone Date (the “Interim Period”). On and after the date hereof and prior to each applicable Milestone Date, the Sellers shall (without transferring either possession or title to the Assets prior to the delivery of the Assets to the Delivery Location):
(i)cooperate and assist each Purchaser and its designee(s) with packing, assembling and making available the Assets applicable to such Purchaser at the PA Location on or around August 29, 2022, for the Assets purchased by BankProv, and on or around September 5, 2022, for the Assets purchased by NYDIG (or such other dates and times agreed by the Sellers and such Purchaser) and enter into such agreements with each Purchaser (and/or its designee(s)) and the freight forwarder and manufacturer of the undelivered equipment as such Purchaser (and/or its designee(s)) may be reasonably required to ensure the delivery of the relevant Assets applicable to such Purchaser to the Delivery Location;
(ii)cooperate and assist each Purchaser and its designee(s) with packing, assembling and making available the Assets applicable to such Purchaser at the Bitmain Location on or around August 29, 2022 (or such other dates and times agreed by the Sellers and such Purchaser) and enter into such agreements with each Purchaser (and/or its designee(s)) and the freight forwarder and manufacturer of the undelivered equipment as such Purchaser (and/or its designee(s)) may be reasonably required to ensure the delivery of the relevant Assets applicable to such Purchaser to the Delivery Location;
(iii)cooperate and assist each Purchaser and its designee(s) with packing, assembling and making available the Assets applicable to such Purchaser at the SD Location within twelve (12) days following release from the SD Location (or such other dates and times agreed by the Sellers and such Purchaser) and enter into such agreements with such Purchaser (and/or its designee(s)) and the freight forwarder and manufacturer of the undelivered equipment as such Purchaser (and/or its designee(s)) may be reasonably required to ensure the delivery of the relevant Assets applicable to such Purchaser to the Delivery Location;
(iv)cooperate and assist each Purchaser and its designee(s) with packing, assembling and making available the Assets applicable to such Purchaser at the HK Location on or around August 29, 2022 (or such other dates and times agreed by the Sellers and such Purchaser) and enter into such agreements with such Purchaser (and/or its designee(s)) and the freight forwarder and manufacturer of the undelivered equipment as such Purchaser (and/or its designee(s)) may be reasonably required to ensure the delivery of the relevant Assets applicable to such Partner to the Delivery Location;

(v)to the extent delivery of any Equipment to the applicable Delivery Location has not occurred in accordance with this Agreement, to (a) maintain the Equipment in good operating condition and repair, (b) ensure all Insurance Polices remain in full force and effect and the Equipment are adequately insured, and (c) make all necessary replacements to ensure the value and operating efficiency of the Equipment is at all times maintained and preserved;
(vi)indemnify the Purchasers for any liability or costs incurred as a result of damage to the Assets applicable to such Purchaser that is not a result of transporting such Assets to the Delivery Location;
(vii)indemnify the Purchasers for any liability or cost incurred as a result of the delivering the Assets applicable to such Purchaser to the Delivery Location (including, and without limitation, any liability incurred as a result of customs from the SD Location and the HK Location);
(viii)cooperate with Purchasers and take such actions as shall be necessary to obtain for each Purchaser (or its designee(s)) the benefits of the Transactions contemplated under this Agreement, including the execution and delivery of all documents necessary to effectuate, memorialize, or perfect the transfer of title of the Assets applicable to such Purchaser; and
(ix)execute and deliver all such other documents and take all such other actions in order to effectuate and carry out the terms of this Agreement.
Section 7.10.Conduct Prior to Applicable Milestone Date. From the date hereof until each applicable Milestone Date, except as otherwise provided in this Agreement or consented to in writing by Purchasers (which consent shall not be unreasonably withheld, conditioned or delayed), the Seller Parties shall:
(a)maintain the Assets in the same condition as they were on the date of this Agreement and not sell, transfer, dispose or subject to an Encumbrance any of the Assets;
(b)continue in full force and effect without modification all Insurance Policies, except as required by applicable law;
(c)defend and protect the Assets from infringement or usurpation;
(d)perform all of its obligations under all Purchased Contracts and not amend, modify, waive or terminate any of the Purchased Contracts; and
(e)comply in all material respects with all laws applicable to the ownership and use of the Assets.
It being understood that in the case that there has been a material breach by a Purchaser that would give rise to Section 6.2 of this Agreement not being satisfied, then in such case, a Seller shall have the right not to sell any or all of its Equipment and Assets required to be sold on such Milestone Date; provided, however, that if such Seller elects not to timely consummate such Milestone, then the applicable Purchaser shall have all rights and remedies in its capacity as Lender with respect to such Debt and Obligations (as defined in the related Equipment Finance Agreement), as well as, all other rights and remedies available to it under applicable law. The

Closing Period Fee Cap shall not apply and the applicable Purchaser shall be entitled to all of its legal fees and expenses incurred in connection with enforcing such rights.
Section 7.11.Payoff Letter. Once all Obligations (as defined in the Equipment Finance Agreements) (other than yet unasserted contingent obligations) under the Equipment Finance Agreements and all related Loan Schedules have either (i) been paid in full and terminated or (ii) assigned by the Purchasers and permanently cancelled in accordance with the terms hereof and the Master Bill of Sale (such date, the “Loan Termination Date”), then, upon the request of the Sellers, the Purchasers shall deliver to the Sellers (at the cost of the Sellers) a customary payoff letter containing, among other things, a customary release of liens and claims in form and substance satisfactory to the Purchasers in accordance with its customary practice for payoff letters of this kind.
ARTICLE VIII
Notices
All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been given when delivered in person or received by first class, registered or certified U.S. mail, return receipt requested, postage and registration or certification fees prepaid, or delivered by reliable overnight delivery service, providing a receipt evidencing delivery, or by email or facsimile with a copy also delivered by any of the foregoing means:
If to NYDIG, to:
NYDIG ABL LLC
510 Madison Avenue, 21st Floor
New York, New York 10022
Attention: Legal Department

with a copy (which shall not constitute notice) to:
Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, California 90067
Attention: Vijay S. Sekhon, Elizabeth R. Tabas Carson; and Dennis M. Twomey

If to BankProv, to:
The Provident Bank
5 Market St.
Amesbury, MA 01913
Attention: Joseph Kenney

with a copy (which shall not constitute notice) to:
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Pratin Vallabhaneni

If to Sellers and/or Sellers’ Parent, to:

Stronghold Digital Mining, Inc.
595 Madison Avenue
28th Floor
New York, NY 10022

with a copy (which shall not constitute notice) to:
Vinson & Elkins LLP
1114 6th Avenue
32nd Floor
New York, NY 10036
Attention: Daniel LeBey, Shelley Barber, Tzvi Werzberger and Steve Abramowitz

or at such other address as hereafter shall be furnished by a notice sent by a Purchaser or Seller Party in like manner by such addressee to the others.
ARTICLE IX
Indemnification
Section 9.1.Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive indefinitely following the applicable Milestone Date.
Section 9.2.Indemnification by the Seller Parties. Upon and after the applicable Milestone Date, the Seller Parties (the “Indemnifying Parties” and each, an “Indemnifying Party”), jointly and severally, shall, forever, jointly and severally, protect, defend, release, hold harmless, and indemnify the Purchasers and each lender under the Equipment Finance Documents, collectively with the Seller Party Affiliates (collectively, “Indemnified Parties” and each, an “Indemnified Party”) against, and shall hold each Indemnified Party harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Indemnified Parties to the extent based upon, arising out of, with respect to or by reason of:
(a)any inaccuracy in or breach of any of the representations or warranties of any of the Seller Parties contained in this Agreement or any document to be delivered as required by this Agreement;
(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any of the Seller Parties pursuant to this Agreement or any document to be delivered as required by this Agreement, including, but not limited to, the consents listed on Schedule 3.7;
(c)any Excluded Asset or Excluded Liability, including without limitation the Stronghold Retained Contracts;
(d)any Transfer Taxes allocated to the Sellers pursuant to Section 7.1;
(e)any and all claims, obligations, rights, suits, damages, causes of action, remedies, or liabilities, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, tort, contract, or otherwise, relating to the

Transactions contemplated by this Agreement, including, but not limited to, fraudulent transfers and breaches of fiduciary duties (other than breaches of fiduciary duties by Purchasers, Purchasers’ Affiliates, or their respective stockholders, members, managers, agents, directors, officers, attorneys, accountants, and employees in their capacities as such), but excluding any claims by Seller Parties (other than derivative claims) for Purchasers’ material breach of this Agreement;
(f)any and all claims, obligations, rights, suits, damages, causes of action, remedies, or liabilities, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, tort, contract, or otherwise, including any derivative claims asserted on behalf of the Selling Parties, that any entity would have been legally entitled to assert against the Seller Parties as of any Milestone Date, whether or not identified on Schedule 3.7(b); or
(g)that certain Non-Fixed Price Sales and Purchase Agreement, dated as of October 28, 2021, by and between Bitmain Technologies Limited and SD Mining BT.
Section 9.3.Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall provide written notice of such claim to the Indemnifying Party with a reasonable time. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Parties, at their sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, (i) the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom and (ii) the Indemnifying Parties will pay all fees of the Indemnified Party within thirty (30) days of receipt for an invoice therefor. It is expressly understood and agreed that the Closing Period Fee Cap shall not apply and the applicable Purchaser shall be entitled to all of its legal fees and expenses incurred in connection herewith.
Section 9.4.Cumulative Remedies. The rights and remedies provided in this Article IX are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.
Section 9.5.Determination of Breach; Calculation of Damages. For purposes of this Article IX:
(a)any inaccuracy in or breach of any representation or warranty shall be determined without regard to any knowledge, materiality, Material Adverse Effect or other similar qualifications and limitations contained in or otherwise applicable to such representation or warranty; and
(b)the calculation of the dollar amount of Losses shall be determined without regard to any knowledge, materiality, Material Adverse Effect or other similar qualifications and limitations contained in or otherwise applicable to such representation or warranty.

ARTICLE X
Termination
Section 10.1.Termination.
(a)This Agreement may be terminated at any time prior to the consummation of any remaining Milestone Date:
(i)by the mutual written consent of the Parties; or
(ii) by any Party in the event that (i) there shall be any law that makes the consummation of the Transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued an Order restraining or enjoining the Transactions contemplated by this Agreement, and such Order shall have become final and non-appealable.
(b)In addition, any Purchaser shall have the unilateral right not to purchase any or all of the Equipment and other Assets set forth on Schedule 1.1(a) by such Purchaser’s name, if:
(i)there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Seller Parties pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI; or
(ii)such Purchaser determines that the condition precedent to the Milestone Date set forth in Article VI shall not have been satisfied in its sole discretion (including if any portion of the Equipment fails to pass the Inspection) on or before the September 15, 2022 (or such later date consented to by such Purchaser in its sole discretion);
provided in each case that such Purchaser (the “Terminating Purchaser”) gives notice to the other Parties in advance in writing and offers the other Purchaser an opportunity to purchase its Debt and its related rights and obligations under this Agreement (each, a “Purchase Offer”). If the other Purchaser does not accept by the tenth day following such offer, such Purchase Offer shall be deemed to be rejected.
Section 10.2.Effect of Termination.
(a)In the event of a termination in accordance with Section 10.1(a), this Agreement shall forthwith become void and there shall be no Liability on the part of any Party except:
(i)as set forth in this Article X, Section 7.1, Section 7.2, Section 7.6, Article IX, and Article XI; and
(ii)that nothing herein shall relieve any Party hereto from Liability for any willful breach of any provision hereof.
(b)In the event of a termination in accordance with Section 10.1(b), this Agreement shall forthwith become void solely with respect to such Terminating Purchaser’s Debt and there shall be no Liability on the part of such Terminating Purchaser and the Seller Parties except:

(iii)as set forth in this Article X, Section 7.1, Section 7.2, Section 7.6, Article IX, and Article XI; and
(iv)that nothing herein shall relieve any Party hereto from Liability for any willful breach of any provision hereof.
(c)For the avoidance of doubt, in the event the Terminating Purchaser or a Seller elects to terminate its rights and obligations pursuant to Section 10.1(b) or Section 10.1(c), respectively, the terms of this Agreement shall remain in full effect with respect to the other Purchaser and the Seller Parties and with respect to any Milestone which has occurred on or prior to the date of such termination.
ARTICLE XI
Miscellaneous
Section 11.1.Certain Definitions. In addition to the terms otherwise defined herein, the following terms will have the following meanings as used in this Agreement:
(a)“Action” means any suit, claim, action, litigation, proceeding, arbitration, hearing, mediation, audit, examination or investigation.
(b)“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.
(c)“Ancillary Agreements” means the Master Bill of Sale and the Assignment and Assumption Agreement and any other agreements and instruments executed and delivered in connection with this Agreement.
(d)“Assets” means:
(i) all equipment listed on Schedule 1.1(a) (the “Equipment”), including all warranties and servicing rights with respect to the Equipment or such portion of the Equipment;
(ii)the rights and benefits accruing under (i) the Non-Fixed Price Sales and Purchase Agreement, dated as of October 28, 2021, by and between Bitmain and SD Mining BT (as the same has been amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Bitmain Contract”) and (ii) such other contracts listed on Schedule 1.1(b), including all rights to receive funds, including, without limitation, any and all credits and coupons, and all Products (as defined in the Bitmain Contract), surplus funds and reserves, under such contracts (collectively, the “Purchased Contracts”) and all other choses in action, causes of action, refunds and other rights of every kind of the Sellers relating to the Purchased Contracts, in each case of the foregoing as it relates to the Equipment; and
(iii)all rights, claims and entitlements under any existing Insurance Policy (as defined herein) with respect to the Assets.

(e)“Asset Taxes” means ad valorem, property, excise, sales, use, and similar Taxes based upon the acquisition, operation or ownership of the Assets or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.
(f)“Closing” means the first Milestone Date.
(g)“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, participation interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
(h)“Final Milestone Date” means the date of the last Milestone to occur pursuant to this Agreement.
(i)“Governmental Authority” means any governmental, quasi-governmental, regulatory or administrative authority, branch, agency, Tax commission or official, or any court, tribunal, or arbitral or judicial body or other substantially similar authorities.
(j)“Income Taxes” means any income, capital gains, franchise and similar Taxes.
(k)“Interested Party” means (i) any member, shareholder, director, manager or officer of any Seller Party or (ii) any immediate family member of any such Person.
(l)“Liability” means any liability or indebtedness of any kind, character or description (whether known or unknown, whether asserted or unasserted, whether fixed, absolute or contingent, whether matured or unmatured, whether accrued or unaccrued, whether disputed or undisputed, whether secured or unsecured, whether joint or several, whether vested or unvested, whether liquidated or unliquidated, whether due or to become due, or whether executory, determined, determinable, or otherwise).
(m)“Lien” means any lien (statutory or otherwise), license, hypothecation, security interest, mortgage, pledge, security agreement adverse claim, restriction on transferability, defect of title, or other claim, charge or Encumbrance of any nature.
(n)“Loan Schedules” means the SD Mining Loan Schedules and the SD Mining BT Loan Schedules.
(o)“Losses” means any and all out-of-pocket losses, damages, Liabilities, costs, fees, or expenses, including all reasonable and documented attorneys’ fees, and excluding any amounts based upon, arising out of, with respect to or by reason of the satisfaction of the Debt or the Equipment Finance Agreements in exchange for the transfer of the Equipment as provided hereby in accordance with this Agreement.
(p)“Milestone Schedule” means the applicable Milestone Schedule to the Master Bill of Sale.
(q)“Material Adverse Effect” means any event, change, occurrence or effect that would prevent, materially delay, materially impair or materially impede the performance by any Party of its obligations under this Agreement or the ability of the Parties to consummate the Transactions.
(r)“Non-Interference Period” means the period from the Signing Date until the earliest of (i) the date on which any Seller first breaches any material obligation under this Agreement and the applicable Purchaser provides such Seller with written notice of such breach, (ii) the date on which this Agreement is terminated pursuant to Section 10.1(a) or a Seller elects not to sell any or all of its Assets pursuant to Section 10.1(c), and (iii) the date on which any Seller Party commences any insolvency or liquidation proceeding (other than a Permitted Insolvency or Liquidation Proceeding).
(s)“Order” means any award, decision, injunction, judgment, order, ruling, decree, subpoena or verdict entered, issued, made or rendered by any Governmental Authority.
(t)“Permitted Insolvency or Liquidation Proceeding” means (i) any exercise by a Purchaser of its right to perfect, protect, collect or foreclose on any portion of the Assets and (ii) any other rights, remedies and actions permitted by any Equipment Finance Agreement, in each case, to the extent not expressly limited by this the “No Interference; Forbearance” section above.
(u)“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.
(v)“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
(w)“SD Mining BT Loan Schedule 1” means Schedule No. 1 Dated December 15, 2021 to the SD Mining BT Equipment Finance Agreement.
(x)“SD Mining BT Loan Schedule 2” means Schedule No. 2 Dated December 15, 2021 to the SD Mining BT Equipment Finance Agreement.
(y)“SD Mining BT Loan Schedule 3” means Schedule No. 3 Dated December 15, 2021 to the SD Mining BT Equipment Finance Agreement.
(z)“SD Mining BT Loan Schedules” means SD Mining BT Loan Schedule 1, SD Mining BT Loan Schedule 2 and SD Mining BT Loan Schedule 3.
(aa)“SD Mining Loan Schedule 1” means Schedule No. 1 Dated June 25, 2021 to the SD Mining Equipment Finance Agreement.

(bb)    “SD Mining Loan Schedule 2” means Schedule No. 2 Dated June 25, 2021 to the SD Mining Equipment Finance Agreement.
(cc)    “SD Mining Loan Schedule 3” means Schedule No. 3 Dated January 31, 2022 to the SD Mining Equipment Finance Agreement.
(dd) “SD Mining Loan Schedule 4” means Schedule No. 4 Dated January 31, 2022 to the SD Mining Equipment Finance Agreement.
(ee)      “SD Mining Loan Schedules” means SD Mining Loan Schedule 1, SD Mining Loan Schedule 2, SD Mining Loan Schedule 3 and SD Mining Loan Schedule 4.
(ff)      “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors/managers or other governing body are owned, directly or indirectly, by such first Person.
(gg)      “Tax” or “Taxes” means: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any Person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Code Section 59A), escheat payments or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority and (ii) any liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax returns (including amended returns, estimated returns, and claims for refund) (“Tax Returns”) on a combined, consolidated or unitary basis, as a result of any obligation under any agreement or arrangement (including any Tax sharing arrangement), as a result of being a transferee or successor, or otherwise.
Section 11.2.Severability. Every provision of this Agreement is intended to be severable, and, if any term or provision is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.
Section 11.3.Expenses. Except where otherwise expressly provided for in this Agreement, the Seller Parties’ shall pay all parties expenses, including the fees and expenses of their respective attorneys and accountants, in connection with this Agreement and the Transactions; provided that the Seller Parties shall be responsible as set forth in this Agreement for the fees, disbursements and expenses of Sidley Austin LLP and White & Case LLP in connection with negotiating this Agreement or execution of the Transactions hereunder (whether or not a Milestone occurs); provided further, that any Equipment that fails to pass the Inspection will be returned to Sellers or destroyed, at the option of the Sellers, at the sole expense of Sellers.
Section 11.4.Waiver. Failure or delay on the part of any of the Parties to exercise any right, power or privilege hereunder, or under any instrument executed pursuant hereto, shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All waivers hereunder must be in writing.

Section 11.5.Entire Agreement; Recitals Incorporated. This Agreement (including the schedules and Exhibits hereto and other documents referred to herein as having been delivered or furnished by either Party to the other) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof. The Recitals set forth above are incorporated into and are made a part of this Agreement.
Section 11.6.No Inference from Drafting. The Parties acknowledge that they have been represented by counsel, and that this Agreement has resulted from extended negotiations between the parties. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
Section 11.7.Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by all Parties; provided, however, that in the event there is a scrivener’s error in a schedule, the applicable Purchaser and Sellers can agree to amend that applicable schedule without the consent of the other Purchaser to reflect the accurate description.
Section 11.8.Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned at any time by Seller Parties without the prior written consent of Purchasers. Following the Final Milestone Date, each Purchaser may, in its sole discretion, assign, in whole or in part, any of its rights, interests and obligations hereunder to any Person without the prior written consent of Seller Parties. Any attempted assignment in violation of this Section 11.8 will be void.
Section 11.9.Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to conflict of law principles thereof. Each Party hereby, by its execution hereof, (a) irrevocably submits to the exclusive jurisdiction of, and irrevocably waives any venue objections against, the federal and state courts located in New Castle County, Delaware in any litigation arising out of this Agreement, (b) agrees that service of process made in any manner pursuant to Delaware law will constitute good and valid service of process in any such action or proceeding; and (c) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such action or proceeding any claim that service of process made in accordance with this Agreement does not constitute good and valid service of process therein; provided, however, that notwithstanding anything to the contrary set forth herein or in this Agreement, any Party may commence any action or proceeding in any court solely for the purpose of enforcing an Order issued by one of the aforementioned courts or to enforce any of the provisions set forth in this Section 11.9. THE PARTIES HERETO HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING IN CONNECTION WITH ANY ACTION OR CLAIM DESCRIBED IN THIS SECTION 11.9), AND ANY SUCH ACTION OR CLAIM WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. THE PARTIES HERETO AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES HERETO.

Section 11.10.Release. Each Seller Party, for itself and its related parties, successors, assigns, parents, subsidiaries, affiliates, predecessors, heirs and executors, as applicable (collectively, the “Seller Releasors” and each, an “Seller Releasor”), jointly and severally with each other Seller Releasor, releases, remises, acquits and forever discharges the Purchasers and each of its respective related parties, subsidiaries, Affiliates, attorneys, predecessors, successors and assigns, both present and former (collectively, the “Purchaser Released Parties”), of and from any and all actions, causes of action, torts, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, whether asserted or unasserted, in law or in equity (“Claims”), that exist or have occurred on or prior to the date of this Agreement, arising out of or relating to this Agreement and the Transactions which the Seller Releasors ever had or now have against any of the Purchaser Released Parties, including any presently existing Claim whether or not presently suspected, contemplated or anticipated (collectively, the “Purchaser Released Claims”), excluding any Claim arising from any Purchaser Released Party’s own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Each Seller Releasor hereby irrevocably agrees that it, he or she shall not at any time, directly or indirectly, commence, maintain, prosecute, participate in, or permit to be filed by any other Person on its, his or her behalf, any action, suit, complaint or proceeding of any kind, based in law or equity, before any court, administrative body, or other tribunal (whether governmental, self-regulatory or otherwise) against any Purchaser Released Party based upon any Seller Released Claim. Each Seller Releasor hereby represents and warrants to the Purchaser Released Parties that it, he or she has not assigned, transferred or otherwise disposed of any of its rights or interests in the Seller Released Claims to any other Person, and hereby waives any and all rights under any Law with respect to a waiver of unknown claims in connection with this Section 11.10.
Section 11.11.Payments under the Equipment Finance Agreements during the Sale Cooperation Period. Except for the interest payment due on accrued but unpaid interest until the Signing Date, each of the Lenders agree that from the Signing Date until the earliest of (i) the termination of this Agreement, (ii) the end of the Non-Interference Period and (iii) a Seller electing not to sell any of Assets or Equipment required to be sold in connection with a Milestone (the “Sale Cooperation Period”), (x) the Sellers will not be required to make scheduled periodic interest and amortization payments in cash to the Lenders as required under the terms of the Loan Schedules to the Equipment Finance Agreements and (y) the Lenders will not exercise any remedies as a Lender or declare any event of default under Section 11(f) of the Equipment Financing Agreements solely as a result of the Sellers taking the actions required to be undertaken to consummate the Transactions and Milestones contemplated by this Agreement. During such Sale Cooperation Period, interest shall accrue on the loans and be paid in kind on each such payment date. In the case that the Sale Cooperation Period ends for any reason (other than as a result of the Loan Termination Date), then the Purchasers in their capacities as Lenders shall be entitled to all interest accrued from the first date of the Sale Cooperation Period in cash plus any default interest at the rate applicable to such Loan Schedule and Equipment Finance Agreement and shall be entitled to all rights and remedies thereunder under appliable law. It being understood that in such a circumstance, the Closing Period Fee Cap shall not apply and the applicable Purchaser shall be entitled to all fees, expenses and other amounts incurred in connection with enforcing such rights under the Equipment Finance Agreements in accordance with the terms of the Equipment Finance Agreements.
Section 11.12.Consent to Modifications to the Equipment Finance Agreements and the Transactions.  To the extent the purchase and sale of the Assets contemplated hereunder constitutes a Payment (as defined in each of the Equipment Finance Agreements) or prepayment under the Equipment Finance Agreements, each of the Purchasers hereto, by delivering its signature page to this Agreement on the Signing Date, shall be deemed to have consented to such Payment or prepayment and to have consented to, approved or accepted or to be satisfied with, this Agreement and the contemplated Transaction and each other document required hereunder or thereunder to be consented to, approved by or acceptable or satisfactory to such Purchaser (if any) including, but not limited to, each and every amendment or modification to the terms of the Equipment Finance Agreements necessary in order to facilitate and consummate the Transactions on the terms and subject to the conditions contained herein. The consent set forth in the sentence immediately preceding shall be limited precisely as written and shall relate solely to this Agreement and the Transactions described herein and not to any other change in facts or circumstance occurring after the date hereof, and shall not in any way or manner, except as expressly stated in this Agreement, restrict any Lender from exercising any rights or remedies they may have until the Milestone Date with respect to a specified loan or portion of a loan with respect to any Default or Event of Default at any time in respect of the Equipment Finance Agreements, this Agreement, the Loan Schedules or any other related documents prior to such Milestone Date. Except as expressly stated, nothing herein shall be deemed to constitute a consent to any other departure from or a waiver of any other term, provision or condition of the Equipment Finance Agreement or any Loan Schedule or other loan documents or prejudice any right or remedy that any Lender may have or may in the future have prior to a Milestone. Unless and until the Milestone Date shall have occurred with respect to a specified loan or portion of a loan, except as expressly stated herein, all Obligations (as defined in each of the Equipment Finance Agreements and related Loan Schedule) shall remain outstanding and, other than the amendments set forth above, no modification or amendment to any of the Equipment Finance Agreements, Loan Schedules or other loan documents shall be deemed to have occurred. For the avoidance of doubt, only the consent of the applicable Purchaser and applicable Seller is required for a Lender or Purchaser to agree to for a partial prepayment of any particular Loan Schedule in any particular Equipment Finance Agreement or to modify the interest or payment terms of such Loan Schedule.
Section 11.13.Counterparts. This Agreement may be executed in two counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by electronic transmission of a .pdf or other electronic file shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 11.14.No Strict Construction. The language used herein will be deemed to be the language jointly chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person.
Section 11.15.Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a “Section,” “Article,” “Exhibit” or “Schedule,” such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. Words importing any gender shall include other genders. Words importing the singular only shall include the plural and vice versa. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” The words “hereby,” “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any Person shall include the successors and permitted assigns of such Person. References to “$” and “dollars” shall be to United States Dollars, and all payments to be made pursuant to this Agreement shall be made in United States Dollars.
(signature pages follow)

IN WITNESS WHEREOF, the Parties have executed and delivered this Asset Purchase Agreement as of the date first above written.

PURCHASERS:

NYDIG ABL LLC

By: /s/ Trevor Smyth
Name: Trevor Smyth
Title: Head of Structured Financing
(signature page to Asset Purchase Agreement)

THE PROVIDENT BANK

By: /s/ Paul Mansfield
Name: Paul Mansfield
Title: Senior Vice President – Director of Specialty Lending
(signature page to Asset Purchase Agreement)

                        SELLERS:

                        STRONGHOLD DIGITAL MINING, LLC

By: /s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

STRONGHOLD DIGITAL MINING BT, LLC

By: /s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

SELLERS’ PARENT:

STRONGHOLD DIGITAL MINING, INC.

By: /s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Co-Chairman, Chief Executive Officer and President

OPCO:

STRONGHOLD DIGITAL MINING HOLDINGS, LLC

By: /s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person
(signature page to Asset Purchase Agreement)

Exhibit A

FORM OF MASTER BILL OF SALE

This Master Bill of Sale (together with each Milestone Schedule attached hereto, “Master Bill of Sale”) is dated as of [•], 2022, and is executed severally by [NYDIG ABL LLC, a Delaware limited liability company formerly known as Arctos Credit, LLC][The Provident Bank, a Massachusetts savings bank] [____] (“Purchaser”) [, as designee of [_____] [in such capacity, “Purchaser Designee”)]] and [Stronghold Digital Mining LLC, a Delaware limited liability company] [Stronghold Digital Mining BT, LLC, a Delaware limited liability company] (“Seller”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).
    WHEREAS, this Master Bill of Sale is entered into in connection with that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of August 16, 2022, by and among [Stronghold Digital Mining LLC, a Delaware limited liability company][Seller], [Stronghold Digital Mining BT, LLC, a Delaware limited liability company][Seller], [NYDIG ABL LLC, a Delaware limited liability company formerly known as Arctos Credit, LLC] [Purchaser], [The Provident Bank, a Massachusetts savings bank] [Purchaser], and Stronghold Digital Mining Holdings LLC, a Delaware limited liability company, which effectuates the purchase of the Specified Assets (as defined below);
    WHEREAS, the Purchaser Designee is deemed the designee of the Purchaser, which is party to] [The Purchaser is party to] [that certain Master Equipment Finance Agreement, dated as of June 25, 2021, by and between NYDIG ABL LLC as lender (together with its successors and assigns in such capacity (including The Provident Bank) and Seller, as borrower (as the same has been (i) amended by that certain First Amendment to Master Equipment Finance Agreement, dated as of January 31, 2022, (ii) supplemented by schedule [__] listed on Schedule 1.1(a) to the Purchase Agreement and (iii) further amended, amended and restated, restated, supplemented or otherwise modified from time to time, including all exhibits, appendices, annexes and schedules thereto entered into from time to time, the “[SD] Equipment Finance Agreement”)] [and] [that certain Master Equipment Finance Agreement, dated as of December 15, 2021, by and between Seller, as borrower, and NYDIG ABL LLC as lender (together with its successors and assigns in such capacity (including The Provident Bank) (as the same has been (i) supplemented by schedule [__] listed on Schedule 1.1(a) to the Purchase Agreement and (ii) further amended, amended and restated, restated, supplemented or otherwise modified from time to time, including all exhibits, appendices, annexes and schedules thereto entered into from time to time, the [“BT Equipment Finance Agreement”, and together with the SD Equipment Finance Agreement, the “Equipment Finance Agreement[s]” and each, an “Equipment Finance Agreement”)]; and

    WHEREAS, as security for the Seller’s payment and performance of the Equipment Finance Agreement and other obligations under the Equipment Finance Agreements (as defined in the Purchase Agreement) (collectively, the “Obligations”), the Seller, as borrower, granted to the Purchaser, as lender, a security interest in all of the Seller’s right, title, interest, claim and estate in and to all of Seller’s right, title and interest in and to the collateral described on schedule [__] listed on Schedule 1.1(a) to the Purchase Agreement next to such Purchaser’s name and this Master Bill of Sale is for the sale of the Assets described on each Milestone Schedule in the form attached as Exhibit A hereto (the “Specified Assets”). The parties hereto hereby agree to execute and attach a Milestone Schedule to this Master Bill of Sale in connection with the completion of each Milestone under the Purchase Agreement.

1.Transfer of Specified Assets. The Seller hereby assigns, grants, conveys, transfers and delivers to the Purchaser or Purchaser Designee identified on each Milestone Schedule, its successors and assigns, all of the Seller’s right, title, benefit, privilege and interest in, to and under, the Specified Assets, in each case, free and clear of all Liens. The Purchaser or Purchaser Designee identified on each Milestone Schedule hereby accepts such assignment, grant, conveyance, transfer and delivery of the Specified Assets.
2.Consideration. As consideration for the transfer of the Specified Assets, which is a component of the disposition of the entire operating assets of the Seller, the Purchaser hereby assigns the full amount of the Debt owing by the Seller under the Equipment Finance Agreement and secured by the Specified Assets that is described in the Loan Schedule Number identified on the Milestone Schedule[__](the “Specified Loan Schedule”) to the Equipment Finance Agreement[s] back to the Seller for $[___] of Debt owed by the Seller on the Specified Loan Schedule and the undersigned Parties agree to , the simultaneous forgiveness, reduction and release of such Debt t (the “Consideration”). For clarity, the amount of any Consideration paid and the corresponding forgiveness, reduction and termination of Debt, as well as, (i) the remaining amount of any Debt under the relevant Specified Loan Schedule[s] (the “Purchaser’s Remaining Debt”) and (ii) any outstanding legal fees and expenses owed to the Purchaser as of such date to be paid at the time of the transfer of the Specified Assets are as set forth on the Milestone Schedule. Except as expressly set forth herein, the execution, delivery, receipt, acceptance or recording of this Master Bill of Sale is not intended to effect a novation, an accord and satisfaction, an accord, a full satisfaction, a waiver, a discharge or release, or otherwise adversely affect the Purchaser’s Remaining Debt or the remaining Obligations (as defined in the Equipment Finance Agreements) owed to another Purchaser (as defined in the Purchase Agreement), or any other Person liable with respect to the remaining Obligations or the indemnification obligations set forth in the Purchase Agreement.
3.Purchaser Designee. The Purchaser may designate a purchaser designee, if any, on the applicable Milestone Schedule to be a Purchaser Designee under this Master Bill of Sale and to accept the Purchased Assets as the acquiring purchaser on behalf of the Agent pursuant to this Master Bill of Sale.
4.Milestone Date and Place. The passage of title to and possession of the Specified Assets and the completion of the transactions contemplated pursuant to this Master Bill of Sale (the “Milestone Completion”) shall take place in Texas or such other location as set forth in the applicable Milestone Schedule on the condition precedent that the Specified Assets have first been tendered to the Purchaser at the address set forth in the applicable Milestone Schedule on the date set forth in the applicable Milestone Schedule (the “Milestone Date”). The Purchaser by countersigning this Master Bill of Sale and each Milestone Schedule confirms that each of the conditions precedent set forth herein with respect to the location and tender of the Specified Assets and in the Purchase Agreement relating the Specified Loan Schedule[s] [or portion of a Specified Loan Schedule] described herein have been satisfied or waived.
5.Representations and Warrantees. The Seller hereby represents and warrants that: (a) the representations and warranties made by it herein and under the Purchase Agreement are true and correct on and as of the date hereof and on and as of the date of each Milestone Schedule; and (b) that this Master Bill of Sale has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

6.Name and Mailing Address of Seller, Purchaser and Purchaser’s Designee. The name and mailing address of the Seller, Purchaser and the Purchaser’s Designee are as follows:

If to Seller:
Stronghold Digital Mining, Inc.
595 Madison Avenue
28th Floor
New York, NY 10022
Attention: Matthew Usdin

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
1114 6th Avenue
32nd Floor
New York, NY 10036
Attention: Daniel LeBey; Shelley Barber;
Tzvi Werzberger; and Steve Abramowitz

With a copy to Purchaser:
[NYDIG ABL LLC
510 Madison Avenue, 21st Floor
New York, New York 10022
Attention: Legal Department
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, California 90067
Attention: Vijay S. Sekhon, Elizabeth R. Tabas Carson; and Dennis M. Twomey

[The Provident Bank
5 Market St. Amesbury, MA 01913]
Attention: [Joseph Kenney]

with a copy (which shall not constitute notice) to:
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Pratin Vallabhaneni

[With a copy to Purchaser’s Designee:	[_________]]

7.Binding Effect. This Master Bill of Sale shall be binding upon the Seller and its respective successors and assigns and shall inure to the benefit of the Purchaser [and the Purchaser’s Designee] and [its][their] respective successors and assigns.
8.Entire Agreement. This Master Bill of Sale, taken together with the Purchase Agreement and the other documents delivered pursuant to Section [__] of the Conditions Precedent Checklist as set forth on each Milestone Schedule, including each Milestone Schedule to be attached hereto, represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Master Bill of Sale may not be amended, restated, supplemented or otherwise modified, nor shall any consent to departure by the Seller from any of its obligations hereunder be effective, unless the same shall be evidenced in a writing executed by the Purchaser[, the Purchaser’s Designee] and the Seller.
9.Further Assurance. The Seller hereby agrees from time to time, as and when requested by the Purchaser [or the Purchaser’s Designee], to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Purchaser [or the Purchaser’s Designee], may deem necessary or desirable in order to carry out the intent and purposes of this Master Bill of Sale, each Milestone Schedule and the Purchase Agreement.
10.Incorporation by Reference. All terms, provisions and agreements set forth in Sections 11.2; 11.3; 11.5; 11.6; 11.7; 11.8; 11.9; 11.10; and 11.13 of the Purchase Agreement (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein.
11.Counterparts. This Master Bill of Sale may be executed (by facsimile or PDF signature) in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. If any party hereto electronically signs this Master Bill of Sale, it is such party’s intent to sign this Master Bill of Sale and submit it to the other parties electronically, thereby evidencing such party’s intent to be bound by, and comply with all terms and conditions of this Master Bill of Sale. If any party hereto electronically signs this Master Bill of Sale, then such party’s decision to sign this Master Bill of Sale electronically is voluntary.
12.Electronic Signature. Each such party agrees that the words “execution,” “sign,” “signature,” and words of like import in this Master Bill of Sale, shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Actor. Each party hereto acknowledges and agrees to the exclusive application of United States of America Federal Law and Delaware State Law with respect to the use of electronic signatures and electronic records, to use electronic signatures for the purpose of executing the following documents, and that electronic signatures operate as an original signature for all such purposes.

[Signatures continue on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Master Bill of Sale to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.
SELLER:

[STRONGHOLD DIGITAL MINING, LLC]
[STRONGHOLD DIGITAL MINING BT, LLC]

By:
Name:
Title:

PURCHASER:

[NYDIG ABL LLC (f/k/a ARCTOS CREDIT, LLC)], as Lender
[THE PROVIDENT BANK], as Lender

By:

Name:
Title:

[PURCHASER’S DESIGNEE:

[_________]

By:

Name:
Title:]

(signature page to Bill of Sale)

Exhibit A to Master Bill of Sale
Milestone Schedule
Representations and Warrantees. The Seller hereby represents and warrants that: (a) the representations and warranties made by it under the Master Bill of Sale and under the Purchase Agreement are true and correct on and as of the date of the Milestone Schedule; and (b) that this Milestone Schedule has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Conditions. All obligation of the Seller and the Purchaser set forth in the Agreement to be performed on a specific Milestone Date have been performed and complied with in all material respects.

Specified Assets

Equipment	Serial Number	Type of Miner	Physical Location (as of the Signing Date)

Consideration/Remaining Obligations/Legal Expenses
Amount owed to Purchaser:
Outstanding Principal: $[____]
Interest: $[____]
Total: $[____]

Wire Instructions:

Remaining Amount Outstanding Under the Specified Loan Schedule:
Outstanding Principal: $[____]
Unpaid Interest: $[____]
Expenses Incurred on Behalf of Purchase, as lender: $[___]
Total: $[____]

Legal Expenses:

Conditions Precedent Checklist
(See attached)
IN WITNESS WHEREOF, the parties hereto have caused this Milestone Schedule to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.
SELLER:

[STRONGHOLD DIGITAL MINING, LLC]
[STRONGHOLD DIGITAL MINING BT, LLC]

By:
Name:
Title:

PURCHASER:

[NYDIG ABL LLC (f/k/a ARCTOS CREDIT, LLC)], as Lender
[THE PROVIDENT BANK], as Lender

By:

Name:
Title:

[PURCHASER’S DESIGNEE:

[_________]

By:

Name:
Title:]

Exhibit B

CLOSING, ASSET AND LOAN SCHEDULE SPECIFIC CONDITIONS PRECEDENT